Exhibit 99.1

Kodiak Oil & Gas Corp. Names James P. Henderson Chief Financial Officer

DENVER, March 19 /PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (NYSE Amex: KOG), an oil and gas exploration and production company with assets in the Williston Basin of North Dakota and Montana and in the Green River Basin of southwest Wyoming, today announced that it has realigned its financial and accounting group.  The Company has named James P. Henderson as its Chief Financial Officer, effective April 1, 2010.  Mr. Henderson rejoins the Company after two years as Director of Finance of Aspect Energy LLC, a Denver-based privately held energy company.  Mr. Henderson will replace Keith Doss as Chief Financial Officer.  Mr. Doss is stepping down from his role as Chief Financial Officer and is evaluating different opportunities.

“I want to thank Keith for his hard work and dedication to Kodiak over the last two years, a period during which we made significant progress in developing our Williston Basin asset base,” said Lynn Peterson, Kodiak’s President and CEO.  “We wish him every success as he evaluates new opportunities.  As we move forward into a new period of growth for Kodiak, having Mr. Henderson lead our strong financial team, already in place, helps us continue accurate, timely and seamless accounting and reporting.”

Mr. Henderson brings over 22 years of oil and gas industry financial and reporting experience back to the Company.  The two years with Aspect has afforded Mr. Henderson additional experience with transaction structure and resource play economics.  Prior to Mr. Henderson’s first experience as Kodiak’s CFO, he spent 17 years at Western Gas Resources and its successor, Anadarko Petroleum Corp., in its Denver office.  During that time, he served as Director, Accounting Services at Anadarko and in various financial roles including Director, Financial Planning and Analysis at Western Gas.  Prior to joining Western Gas, Henderson held accounting and internal financial analyst positions at Apache Corporation and Pennzoil Company.

Mr. Henderson has spent most of his career at publicly traded oil and gas companies, and he brings to Kodiak in-depth knowledge of acquisitions and divestitures, internal financial controls and processes, Sarbanes-Oxley compliance, cost management, and high-level analytical and modeling support.  In addition, his relevant experience at Western Gas included involvement in midstream responsibilities such as gas gathering and marketing and commodity risk management as part of that company’s pipeline, gathering, processing and marketing unit.

He holds a Bachelors degree in Accounting from Texas Tech University and a Master of Business Administration degree from Regis University in Denver.  He is active in the Council of Petroleum Accountants Societies (COPAS).

Mr. Peterson continued: “Kodiak is ramping its growth through our successful drilling in the Williston Basin which affords us the opportunity to work once again with a talented oil and gas financial professional in Jimmy Henderson.  Jimmy brings a broad spectrum of experience with primary focus on banking relationships, acquisition work, financial modeling, as well as a solid understanding of financial statements, Sarbanes-Oxley compliance, and other public company reporting requirements.  As we continue to grow Kodiak’s asset base, and its reserves and production, it is imperative that we are equipped with a top-notch financial team that can grow with the Company.”

About Kodiak Oil & Gas Corp.

Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains.  For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the NYSE Amex exchange under the symbol: “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur.  Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp.

+1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11